Exhibit 99.1

Joshua Moore
Vice President — Investor
NEWS RELEASE	Relations, Treasury & Corporate
FOR IMMEDIATE RELEASE	Finance
(972) 409-1527

Michaels Stores, Inc. Reports Second Quarter Results

IRVING, Texas — August 29, 2013 — Michaels Stores, Inc. (the “Company”) today reported unaudited financial results for the second quarter ended August 3, 2013.

Second Quarter Financial Highlights

•                  Same-store sales decreased 1.3% due to a 3.6% decrease in transactions and a 0.4% decrease in deferred custom framing revenue, partially offset by a 2.7% increase in the Company’s average ticket. The Company experienced its strongest sales performance during the quarter in home accents and yarn.

•                  Net sales increased 1.3% to $904 million from $892 million during the second quarter of fiscal 2012.

•                  Gross profit for the quarter decreased 0.6% to $337 million from $339 million during the second quarter of fiscal 2012; gross profit decreased approximately 70 basis points to 37.3% as a percent of net sales, however, merchandise margin improved by 80 basis points.

•                  Operating income for the quarter decreased 8.5% to $75 million and as a percent of net sales decreased 70 basis points to 8.4%.

•                  Net income for the quarter increased 53.8% to $20 million and as a percent of net sales increased 90 basis points to 2.3%.

Year-to-date Financial Highlights

•                  Same-store sales decreased 1.0% driven by a 3.4% decrease in transactions, partially offset by a 2.3% increase in the Company’s average ticket.

•                  Net sales increased 1.4% to $1.90 billion from $1.87 billion in the first half of fiscal 2012.

•                  Gross profit decreased 0.9% to $744 million, or a 100 basis point decline to 39.2% as a percent of net sales.

•                  Operating income decreased 10.9% to $205 million and as a percent of net sales decreased 150 basis points to 10.8%.

•                  Net income increased 1.5% to $67 million and was flat as a percent of net sales.

Balance Sheet and Cash Flow

•                  The Company ended the second quarter with $51 million in cash, $3.12 billion in debt and approximately $367 million in availability under its asset-based revolving credit facility.

•                  Inventory at the end of the quarter was $905 million.  Average Michaels store inventory, inclusive of distribution centers, was $774,000, a decrease of 6.0% from last year’s balance of $823,000.

Store Information

•                  During the second quarter of fiscal 2013, the Company opened six Michaels stores and relocated four.  In addition, Aaron Brothers relocated one store and closed one.

•                  The Company operated 45 net new Michaels stores at the end of the second quarter of fiscal 2013 as compared to the same period in fiscal 2012.  The Company opened 21, relocated eight and closed one Michaels stores, and relocated two and closed four Aaron Brothers stores during the first half of fiscal 2013.  The Company now operates 1,241 stores including 1,119 Michaels stores and 122 Aaron Brothers stores.

The Company will host a conference call to discuss second quarter financial results at 8:00 a.m. Central time today. Those who wish to participate in the call may do so by dialing 866-425-6198, conference ID# 36224707. Due to the quiet period associated with our S-1 filing, there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

Irving, Texas-based Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of August 3, 2013, the Company owns and operates 1,119 Michaels stores in 49 states and Canada and 122 Aaron Brothers stores, and produces 11 exclusive private brands including Recollections®, Studio Decor®, Bead Landing®, Creatology®, Ashland®, Celebrate It®, Art Minds®, Artist’s Loft®, Craft Smart®,  Loops & Threads® and Imagin8®. For more information visit www.michaels.com or www.facebook.com/Michaels or follow Michaels on Twitter and Pinterest @MichaelsStores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to general economic conditions; risks related to our substantial indebtedness; our growth depends on our ability to open new stores; our reliance on foreign suppliers; damage to the reputation of the Michaels brand or our private and exclusive brands; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel, wood and paper may adversely affect our costs, including cost of merchandise; our suppliers may fail us; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; improvements to our supply chain may not be fully successful; changes in customer demand; our success will depend on how well we manage our business; competition, including internet-based competition, could negatively impact our business; failure to adequately maintain security and prevent unauthorized access to our electronic and other confidential information and data breaches could materially adversely affect our financial condition and operating results; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; failure to attract or retain senior management could adversely affect our performance; a weak fourth quarter would materially adversely affect our operating results; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; changes in regulations or enforcement may adversely impact our business; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiaries; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our controlling stockholders may conflict with the interests of our creditors and debt investors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization and losses on early extinguishment of debt. (“EBITDA (excluding refinancing costs and losses on early extinguishment of debt)”).  The Company defines EBITDA (excluding refinancing costs and losses on early extinguishment of debt) as net income before interest, income taxes, depreciation, amortization and refinancing costs and losses on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding refinancing costs and losses on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding refinancing costs and losses on early extinguishment of debt) (collectively, the “Adjustments”) in accordance with the Company’s $1.6 billion Senior secured term loan and $650 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA (excluding refinancing costs and losses on early extinguishment of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculation of the fixed charge coverage ratio, which, under certain circumstances, may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA to net income and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share and per share amounts)

(Unaudited)

	August 3,	February 2,	July 28,
	2013	2013	2012
ASSETS
Current assets:
Cash and equivalents	$51	$56	$113
Merchandise inventories	905	865	922
Prepaid expenses and other	96	86	89
Deferred income taxes	37	37	42
Income tax receivable	34	3	27
Total current assets	1,123	1,047	1,193
Property and equipment, at cost	1,542	1,502	1,438
Less accumulated depreciation and amortization	(1,195)	(1,164)	(1,112)
Property and equipment, net	347	338	326
Goodwill	94	94	95
Debt issuance costs, net of accumulated amortization of $54, $54, and $82, respectively	40	46	51
Deferred income taxes	13	13	18
Other assets	5	3	3
Total non-current assets	152	156	167
Total assets	$1,622	$1,541	$1,686

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$289	$263	$277
Accrued liabilities and other	338	367	351
Current portion of long-term debt	238	150	1
Deferred income taxes	4	4	1
Income taxes payable	1	40	2
Total current liabilities	870	824	632
Long-term debt	2,882	2,891	3,363
Deferred income taxes	2	2	11
Other long-term liabilities	81	83	86
Total long-term liabilities	2,965	2,976	3,460
Total liabilities	3,835	3,800	4,092
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 100 shares authorized; 100 shares issued and outstanding	—	—	—
Additional paid-in capital	60	61	62
Accumulated deficit	(2,277)	(2,326)	(2,474)
Accumulated other comprehensive income	4	6	6
Total stockholders’ deficit	(2,213)	(2,259)	(2,406)
Total liabilities and stockholders’ deficit	$1,622	$1,541	$1,686

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

	Quarter Ended		Six Months Ended
	August 3,	July 28,	August 3,	July 28,
	2013	2012	2013	2012
Net sales	$904	$892	$1,897	$1,870
Cost of sales and occupancy expense	567	553	1,153	1,119
Gross profit	337	339	744	751
Selling, general, and administrative expense	258	252	529	512
Related party expenses	3	4	7	7
Store pre-opening costs	1	1	3	2
Operating income	75	82	205	230
Interest expense	45	61	92	127
Refinancing costs and losses on early extinguishment of debt	—	—	7	—
Other (income) and expense, net	1	—	1	(1)
Income before income taxes	29	21	105	104
Provision for income taxes	9	8	38	38
Net income	20	13	67	66

Other comprehensive income, net of tax:
Foreign currency translation adjustment	(2)	(2)	(2)	—
Actuarial loss on pension plan	1	—	—	—
Comprehensive income	$19	$11	$65	$66

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended
	August 3,	July 28,
	2013	2012
Operating activities:
Net income	$67	$66
Adjustments:
Depreciation and amortization	50	46
Share-based compensation and other	1	3
Debt issuance costs amortization	4	8
Refinancing costs and losses on early extinguishment of debt	7	—
Changes in assets and liabilities:
Merchandise inventories	(40)	(82)
Prepaid expenses and other	(13)	(9)
Accounts payable	43	(23)
Accrued interest	(2)	(4)
Accrued liabilities and other	(38)	(42)
Income taxes	(71)	(43)
Other long-term liabilities	(2)	1
Net cash provided by (used in) operating activities	6	(79)

Investing activities:
Additions to property and equipment	(50)	(45)
Net cash used in investing activities	(50)	(45)

Financing activities:
Redemption of senior subordinated notes due 2016	(142)	—
Repurchase of subordinated discount notes due 2016	—	(127)
Repayments on senior secured term loan facility	(4)
Borrowings on asset-based revolving credit facility	375	—
Payments on asset-based revolving credit facility	(154)	—
Repurchase of common stock	(45)	(3)
Proceeds from stock options exercised	25	2
Payment of capital leases	(2)	(1)
Change in cash overdraft	(14)	(5)
Net cash provided by (used in) financing activities	39	(134)

Net decrease in cash and equivalents	(5)	(258)
Cash and equivalents at beginning of period	56	371
Cash and equivalents at end of period	$51	$113

Supplemental Cash Flow Information:
Cash paid for interest	$89	$122
Cash paid for income taxes	$109	$80

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

(Schedule may not foot due to rounding)

	Quarter Ended		Six Months Ended
	August 3,	July 28,	August 3,	July 28,
	2013	2012	2013	2012
Net sales	100.0%	100.0%	100.0%	100.0
Cost of sales and occupancy expense	62.7	62.0	60.8	59.8
Gross profit	37.3	38.0	39.2	40.2
Selling, general, and administrative expense	28.5	28.3	27.9	27.4
Related party expenses	0.3	0.5	0.4	0.4
Store pre-opening costs	0.1	0.1	0.2	0.1
Operating income	8.4	9.1	10.8	12.3
Interest expense	5.0	6.8	4.8	6.8
Refinancing costs and losses on early extinguishment of debt	—	—	0.4	—
Other (income) and expense, net	0.1	—	—	—
Income before income taxes	3.3	2.3	5.6	5.5
Provision for income taxes	1.0	0.9	2.0	2.0
Net income	2.3%	1.4%	3.5%	3.5

The following table sets forth certain of our unaudited operating data:

	Quarter Ended		Six Months Ended
	August 3,	July 28,	August 3,	July 28,
	2013	2012	2013	2012
Michaels stores:
Retail stores open at beginning of period	1,113	1,066	1,099	1,064
Retail stores opened during the period	6	8	21	10
Retail stores opened (relocations) during the period	4	4	8	10
Retail stores closed during the period	—	—	(1)	—
Retail stores closed (relocations) during the period	(4)	(4)	(8)	(10)
Retail stores open at end of period	1,119	1,074	1,119	1,074

Aaron Brothers stores:
Retail stores open at beginning of period	122	130	125	134
Retail stores opened (relocations) during the period	1	—	2	—
Retail stores closed during the period	(1)	(2)	(4)	(6)
Retail stores closed (relocations) during the period	—	—	(1)	—
Retail stores open at end of period	122	128	122	128

Total store count at end of period	1,241	1,202	1,241	1,202

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$774	$823	774	$823
Comparable store sales (decrease) increase (2)	(1.3)%	2.9%	(1.0)%	2.1%

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(In millions)

	Quarter Ended		Six Months Ended
	August 3,	July 28,	August 3,	July 28,
	2013	2012	2013	2012
	(in millions)
Net cash used in operating activities	$4	$(120)	$6	$(79)
Depreciation and amortization	(25)	(22)	(50)	(46)
Share-based compensation	(2)	(2)	(1)	(3)
Debt issuance costs amortization	(2)	(4)	(4)	(8)
Refinancing costs and losses on early extinguishment of debt	—	—	(7)	—
Changes in assets and liabilities	45	161	123	202
Net income	20	13	67	66
Interest expense	45	61	92	127
Refinancing costs and losses on early extinguishment of debt	—	—	7	—
Provision for income taxes	9	8	38	38
Depreciation and amortization	25	22	50	46
EBITDA (excluding refinancing costs and losses on early extinguishment of debt)	99	104	254	277
Adjustments:
Share-based compensation	2	2	1	3
Sponsor fees	3	4	7	7
Termination expense	1	—	1	—
Store pre-opening costs	1	1	3	2
Store remodel costs	4	—	4	—
Foreign currency transaction losses (gains)	1	—	1	(1)
Store closing costs	1	2	1	2
Other (1)	2	2	4	2
Adjusted EBITDA	$114	$115	$276	$292

(1) Other adjustments relate to items such as the moving & relocation expenses, franchise taxes, foreign currency hedge and legal settlements.